EXHIBIT I


                     			 SUBSIDIARIES OF THE REGISTRANT


       The following is a listing of the subsidiaries of the Registrant:


                                                 							   Jurisdiction of
                                                 							     Organization
                                                 							     ------------
  Energetics Incorporated                                      Maryland

  Human Resource Systems, Inc.                                 Delaware

  Ship Remediation and Recycling, Inc.                         Delaware

  VSE Services International, Inc.                             Delaware

















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